Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(427,826,815)
Realized Trading Gain (Loss) on Short-Term Investments	(1,458)
Unrealized Gain (Loss) on Market Value of Futures	579,709,705
Dividend Income	5,233
Interest Income	143,782
ETF Transaction Fees	33,000
Total Income (Loss)	$152,063,447

Expenses
General Partner Management Fees	$980,815
Professional Fees	72,267
Brokerage Commissions	480,234
Non-interested Directors' Fees and Expenses	17,472
Prepaid Insurance Expense	8,269
NYMEX License Fee	32,694
SEC & FINRA Registration Expense	27,583
Total Expenses	$1,619,334
Net Income (Loss)	$150,444,113

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/15	$2,518,827,139
Additions (61,500,000 Shares)	860,086,920
Withdrawals (31,000,000 Shares)	(444,702,061)
Net Income (Loss)	150,444,113

Net Asset Value End of Month	$3,084,656,111
Net Asset Value Per Share (191,400,000 Shares)	$16.12

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612